CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-NOV-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-NOV-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002-1                    FOR THE PERIOD ENDED:  25-OCT-02
                                              LOCK-OUT DATE:         MAY-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                11,389,510.83        533,162.78        571,667.25      536,582.85

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                  1,463,592.94
    (B) PARTIAL PREPAYMENTS RECEIVED                             1,271,753.11
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           5,618,749.93
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
    (G) ACCELERATED PRINCIPAL PAYMENT                            2,371,990.87
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                   10,726,086.85              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                          663,423.98        533,162.78        571,667.25        536,582.85
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        663,423.98        533,162.78        571,667.25        536,582.85

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE        242,716,090.64    134,129,000.00    120,351,000.00     98,006,000.00
    LESS: PRINCIPAL DISTRIBUTION                                10,726,086.85              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE            231,990,003.79    134,129,000.00    120,351,000.00     98,006,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          804,253.77     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.82997633
    SECTION 6.02 REIMBURSEMENT AMOUNT                                6,520.55     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           810,774.32     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   189,866.67        195,466.67      194,666.67        225,866.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                          189,866.67        195,466.67        194,666.67        225,866.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        189,866.67        195,466.67        194,667.67        225,866.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           279,514,000.00           3.2800%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           134,129,000.00           4.7700%
    REIMBURSEABLE FEES                                          120,351,000.00           5.7000%
                                                                 98,006,000.00           6.5700%
 TOTAL FEES DUE SERVICER                                         32,000,000.00           7.1200%
                                                                 32,000,000.00           7.3300%
                                                                 32,000,000.00           7.3000%
                                                                 32,000,000.00           8.4700%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-NOV-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-NOV-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 1                    FOR THE PERIOD ENDED:  25-OCT-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               850     26,203,129       31-59 Days Delinquent      283       12,213,830
    60-89 Days Delinquent                               243     11,056,498       60-89 Days Delinquent      115        5,375,328
    90+ Days Delinquent                                 170      7,448,527       90+ Days Delinquent        128        6,261,040

    3-Month Avg Thirty-Day Delinquency Ratio          18.31%                     3-Month Avg Thirty-Day Delinquency Ratio   1.90%
    3-Month Avg Sixty-Day Delinquency Ratio            2.01%                     3-Month Avg Sixty-Day Delinquency Ratio    1.16%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                       0.00           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount   286,160
(J) Principal Balance of Contracts in Repossession            8,144,900.88        Cumulative Acquisition Loss Amount      618,470

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.31%
                                                                                  Cumulative Realized Loss Ratio    0.08%
(L) (x) Class B-2 Formula Distribution Amount                   225,866.67
    (y) Remaining Amount Available                              225,866.67
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                   48    2,226,881.37

(Q) Principal Prepayments Paid                                6,890,503.04

(R) Scheduled Principal Payments                              1,463,592.94

(S) Weighted Average Interest Rate                                   9.95%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                8,342,669.61
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          7,019,049.28

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             6,070.34
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                       5,192.52

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                395,188.00
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                          330,229.04


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 804,253.77
   (iv)  Reimbursable Liquidation Expenses                                       6,520.55
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             810,774.32

Available Distribution Amount-Vanderbilt                                     7,142,777.63
Available Distribution Amount-Subservicer-21st                               6,694,012.76

To Class A And B                                                            13,836,790.39

Monthly Excess Cashflow                                                              0.00

Weighted Average Remaining Term (Months)                                           256.00

  Scheduled Balance Computation

  Prior Month Balance                                                      772,083,623.28


  Current Balance                                     764,023,332.06
     Adv Principal                                        231,859.40
     Del Principal                                        525,664.16
  Pool Scheduled Balance                                                   763,729,527.30


  Principal Payments In Full                            5,618,749.93
  Partial Prepayments                                   1,271,753.11

  Scheduled Principal                                   1,463,592.94

  Collateral Balance                                                       764,023,332.06

  Overcollateralization Amount                                              51,253,523.51
  Targeted Overcollateralization Amount                                     64,000,000.00
